Exhibit 99.1

Birner Dental Management Services, Inc. Announces Results For 2Q 2015

DENVER, Aug. 14, 2015 /PRNewswire/ -- Birner Dental Management Services, Inc. (NASDAQ Capital Market: BDMS), business services provider of PERFECT TEETH® dental practices, announced results for the quarter and six months ended June 30, 2015. For the quarter ended June 30, 2015, revenue decreased $522,000, or 3.1%, to $16.4 million. The Company's earnings before interest, taxes, depreciation, amortization, and stock-based compensation expense ("Adjusted EBITDA") increased $32,000, or 2.9%, to $1.1 million for the quarter ended June 30, 2015. Net loss for the quarter ended June 30, 2015 decreased $2,000, or 3.0%, to $(57,000) compared to $(59,000) for the quarter ended June 30, 2014. Net loss per share remained constant at $(0.03) for the quarters ended June 30, 2015 and 2014.

For the six months ended June 30, 2015, revenue decreased $741,000, or 2.2%, to $32.9 million. The Company's Adjusted EBITDA remained constant at approximately $2.3 million for the six months ended June 30, 2015. Net loss for the six months ended June 30, 2015 increased $93,000 to $(103,000) compared to $(10,000) for the six months ended June 30, 2014. Net loss per share increased to $(0.06) for the six months ended June 30, 2015 compared to $(0.01) for the six months ended June 30, 2014.

Since the beginning of the fourth quarter of 2012, the Company has opened six de novo offices: in Tucson, Arizona and in Erie, Colorado in the fourth quarter of 2012; in Loveland, Colorado in July 2013; in Monument, Colorado in December 2013; in Fort Collins, Colorado in May 2014; and in Scottsdale, Arizona in October 2014. The Company has leased space for two additional de novo offices: in Albuquerque, New Mexico, which is expected to open in September 2015, and Commerce City, Colorado, which is anticipated to open in the fourth quarter of 2015.

During the three months ended June 30, 2015, the Company reduced bank debt by $865,000, made capital expenditures of $470,000 and paid $409,000 in dividends to its shareholders. For the six months ended June 30, 2015, the Company paid approximately $818,000 in dividends to its shareholders, had capital expenditures of approximately $657,000 and decreased total bank debt outstanding by approximately $478,000.

Fred Birner, Chief Executive Officer of the Company, stated "In the second quarter of 2015, we began seeing the financial benefits of our lower cost structure and the cash generating ability of the business with the substantial decrease in our outstanding debt. If we start seeing upward movement on the revenue side, we believe the effect on Adjusted EBITDA should be robust."

Birner Dental Management Services, Inc. acquires, develops, and manages geographically dense dental practice networks in select markets in Colorado, New Mexico, and Arizona. The Company currently manages 67 dental offices, of which 36 were acquired and 31 were de novo developments. The Company currently has 105 dentists. The Company operates its dental offices under the PERFECT TEETH® name.

The Company previously announced it would conduct a conference call to review results for the quarter ended June 30, 2015 on Friday, August 14, 2015 at 9:00 a.m. MT. In addition to current operating results, the teleconference may include discussion of management's expectations of future financial and operating results. To participate in this conference call, dial in to 1-888-428-9490 and refer to Confirmation Code 3870785 approximately five minutes prior to the scheduled time. If you are unable to join the conference call on August 14, 2015, the rebroadcast number is 1-888-203-1112 with the pass code of 3870785. This rebroadcast will be available through August 27, 2015.

Non-GAAP Disclosures

This press release includes a non-GAAP financial measure with respect to Adjusted EBITDA. Please see below for more information regarding Adjusted EBITDA and a reconciliation of Adjusted EBITDA to net loss.

Forward-Looking Statements

Certain of the matters discussed herein may contain forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to differ materially from expectations. These include statements regarding potential de novo offices, capital investments, revenue, Adjusted EBITDA and the Company's prospects and performance in future periods. These statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These and other risks and uncertainties are set forth in the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any obligation to update these forward-looking statements.

For Further Information Contact:
Birner Dental Management Services, Inc.
Dennis Genty
Chief Financial Officer
(303) 691-0680

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	Quarters Ended				Six Months Ended
	June 30,				June 30,
	2014		2015		2014		2015
REVENUE:
Dental practice revenue	$ 15,571,178		$ 15,170,913		$ 31,043,913		$ 30,559,888
Capitation revenue	1,305,345		1,183,716		2,639,008		2,382,266
	16,876,523		16,354,629		33,682,921		32,942,154

DIRECT EXPENSES:
Clinical salaries and benefits	9,934,075		9,718,810		19,827,441		19,663,626
Dental supplies	761,999		753,716		1,453,692		1,499,200
Laboratory fees	892,775		854,796		1,696,778		1,665,173
Occupancy	1,459,529		1,437,852		2,917,923		2,912,525
Advertising and marketing	239,324		220,017		469,249		380,905
Depreciation and amortization	1,026,816		1,084,479		1,994,079		2,194,350
General and administrative	1,395,000		1,318,264		2,824,904		2,576,029
	15,709,518		15,387,934		31,184,066		30,891,808

Contribution from dental offices	1,167,005		966,695		2,498,855		2,050,346

CORPORATE EXPENSES:
General and administrative	1,179,881	(1)	982,334	(1)	2,349,025	(2)	2,057,340	(2)
Depreciation and amortization	56,655		56,573		111,294		111,908

OPERATING INCOME/(LOSS)	(69,531)		(72,212)		38,536		(118,902)
Interest expense, net	27,584		22,040		54,778		50,557

LOSS BEFORE INCOME TAXES	(97,115)		(94,252)		(16,242)		(169,459)
Income tax benefit	(37,874)		(36,759)		(6,334)		(66,089)

NET LOSS	$ (59,241)		$ (57,493)		$ (9,908)		$ (103,370)

Net loss per share of Common Stock - Basic	$ (0.03)		$ (0.03)		$ (0.01)		$ (0.06)

Net loss per share of Common Stock - Diluted	$ (0.03)		$ (0.03)		$ (0.01)		$ (0.06)

Cash dividends per share of Common Stock	$ 0.22		$ 0.22		$ 0.44		$ 0.44

Weighted average number of shares of
Common Stock and dilutive securities:
Basic	1,860,089		1,859,689		1,857,288		1,859,689

Diluted	1,860,089		1,859,689		1,857,288		1,859,689

(1)	Corporate expense - general and administrative includes $69,606 and $46,491 of stock-based compensation expense pursuant to ASC Topic 718 for the quarters ended June 30, 2014 and 2015, respectively.
(2)

Corporate expense - general and administrative includes $170,035 and $127,264 of stock-based compensation expense pursuant to ASC Topic 718 for the six months ended June 30, 2014 and 2015, respectively.

BIRNER DENTAL MANAGEMENT SERVICES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
	December 31,	June 30,
ASSETS	2014	2015
CURRENT ASSETS:
Cash and cash equivalents	$ 310,229	$ 428,460
Accounts receivable, net of allowance for doubtful
accounts of approximately $420,000 and $390,000, respectively	3,185,136	3,464,695
Notes receivable	34,195	34,195
Deferred tax asset	614,944	479,507
Prepaid expenses and other assets	520,187	636,447

Total current assets	4,664,691	5,043,304

PROPERTY AND EQUIPMENT, net	11,258,025	10,031,613

OTHER NONCURRENT ASSETS:
Intangible assets, net	8,410,535	7,987,930
Deferred charges and other assets	160,853	158,403
Notes receivable	82,929	69,174

Total assets	$ 24,577,033	$ 23,290,424

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$ 2,912,162	$ 3,007,602
Accrued expenses	1,557,811	1,484,502
Accrued payroll and related expenses	2,511,953	2,774,311
Income taxes payable	6,638	266,281

Total current liabilities	6,988,564	7,532,696

LONG-TERM LIABILITIES:
Deferred tax liability, net	2,951,321	2,415,002
Long-term debt	9,833,453	9,355,474
Other long-term obligations	1,046,633	1,024,559

Total liabilities	20,819,971	20,327,731

SHAREHOLDERS' EQUITY:
Preferred Stock, no par value, 10,000,000 shares
authorized; none outstanding	-	-
Common Stock, no par value, 20,000,000 shares authorized;
1,859,689 shares issued and outstanding	1,214,056	1,341,320
Retained earnings	2,543,006	1,621,373

Total shareholders' equity	3,757,062	2,962,693

Total liabilities and shareholders' equity	$ 24,577,033	$ 23,290,424

Reconciliation of Adjusted EBITDA

Adjusted EBITDA is not a U.S. generally accepted accounting principle ("GAAP") measure of performance or liquidity. However, the Company believes that it may be useful to an investor in evaluating the Company's ability to meet future debt service, capital expenditures and working capital requirements, and the Company uses Adjusted EBITDA for this purpose. Investors should not consider Adjusted EBITDA in isolation or as a substitute for operating income, cash flows from operating activities or any other measure for determining the Company's operating performance or liquidity that is calculated in accordance with GAAP. In addition, because Adjusted EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of Adjusted EBITDA to net loss can be made by adding depreciation and amortization expense - Offices, depreciation and amortization expense – Corporate, stock-based compensation expense, interest expense, net and income tax benefit to net loss as in the table below.

	Quarters		Six Months
	Ended June 30,		Ended June 30,
	2014	2015	2014	2015
RECONCILIATION OF ADJUSTED EBITDA:
Net loss	($59,241)	($57,493)	($9,908)	($103,370)
Add back:
Depreciation and amortization - Offices	1,026,816	1,084,479	1,994,079	2,194,350
Depreciation and amortization - Corporate	56,655	56,573	111,294	111,908
Stock-based compensation expense	69,606	46,491	170,035	127,264
Interest expense, net	27,584	22,040	54,778	50,557
Income tax benefit	(37,874)	(36,759)	(6,334)	(66,089)

Adjusted EBITDA	$1,083,546	$1,115,331	$2,313,944	$2,314,620